UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55107	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

720 South Colorado Boulevard, Suite 1150N, Denver, CO 80246

(Address of Principal Executive Office) (Zip Code)

(303) 333-4224

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2014, Aspen Group, Inc. (the “Company”) appointed Dr. Cheri St. Arnauld as Chief Academic Officer. On March 11, 2014, the Company appointed Gerard Wendolowski as Chief Operating Officer and Janet Gill as Executive Vice President of the Company. Additionally, Ms. Gill was appointed interim Chief Financial Officer to replace Michael Matte who resigned to pursue other interests.  Mr. Matte also entered into a Consulting Agreement with the Company where he agreed to provide part-time services during the period November 1, 2014 through April 30, 2015 in exchange for $150,000.

From August 2008 until January 2012, Dr. St. Arnauld was the Provost and Chief Academic Officer at Grand Canyon University. She is 57 years old.  In connection with her appointment, the Company entered into a three-year Employment Agreement with Dr. St. Arnauld.  For the earlier of (i) the first six months of the Agreement and (ii) such time as the Company has positive adjusted earnings before income taxes, depreciation and amortization (“Adjusted EBITDA”) for any three month period from the date of the Agreement, Dr. St. Arnauld shall receive a base salary of $120,000.  After the earlier of the six month period and the Adjusted EBITDA milestone is met, the base salary shall be increased to $240,000.  Additionally, Dr. St. Arnauld was granted 500,000 five-year stock options (exercisable at $0.19 per share), which vest in three equal increments on March 1, 2015, 2016 and 2017, subject to continued employment on each applicable vesting date.

Since May 2011, Mr. Wendolowski has been the Senior Vice President of Marketing and Business Development at Aspen University. From January 2008 until May 2011, Mr. Wendolowski was the Vice President of Marketing at Atrinsic, Inc., a digital marketing agency. Mr. Wendolowski is 28 years old.   In connection with his appointment, Mr. Wendolowski was granted 500,000 five-year stock options (exercisable at $0.19 per share), which vest in three equal increments on March 1, 2015, 2016 and 2017, subject to continued employment on each applicable vesting date.

Ms. Gill has been the Company’s Controller since September 2012.  From 2003 until August 2012, Ms. Gill was a consultant for Resources Global Professionals, a professional services firm that helps business leaders execute internal initiatives.  Ms. Gill was granted 200,000 five-year stock options (exercisable at $0.19 per share), which vest in three equal increments on March 1, 2015, 2016 and 2017, subject to continued employment on each applicable vesting date.  Ms. Gill is a Certified Public Accountant (inactive) in New York and is 58 years old.

Effective March 31, 2014, Dr. Gerald Williams retired as Academic President of the Company.

Item 5.03

Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 6, 2014, the Company amended its bylaws to provide for a Chief Operating Officer and Chief Academic Officer position.  The foregoing description is qualified in its entirety to the First Amendment to the Bylaws, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

3.1	First Amendment to the Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: March 12, 2014	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer